UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

November 30, 2007
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RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25370 (Commission File Number)	45-0491516 (IRS Employer Identification No.)
5501 Headquarters Drive Plano, Texas 75024 (Address of principal executive offices and zip code)

(972) 801-1100

(Registrant's telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 3, 2007, Rent-A-Center, Inc. (the "Company"), issued a press release announcing the closing of approximately 280 stores across the United States. The 280 stores identified will be closed and merged with existing Company store locations over the next ninety (90) days. The press release is attached as Exhibit 99.1 to this report.

The decision to close these stores was based on management's analysis and evaluation of the markets in which the Company operates, including the Company's operating results, competitive positioning and growth potential for the affected stores. The Company expects to incur pre-tax restructuring charges related to the store consolidation plan and other restructuring items in the range of $36.0 million to $43.0 million, substantially all of which will be recorded in the fourth quarter of the fiscal year ending December 31, 2007. The estimated costs (in thousands) are as follows:

Category	Low Estimate	High Estimate
Lease termination expense	$26,200	$29,550
Fixed asset disposal	9,800	9,800
One time termination benefits	--	250
Other	--	3,400
	__________________	________________
Total	$36,000	$43,000

The Company expects the cash outlay associated with this restructuring will be in the range of $26.0 million to $30.5 million over the next 12 to 18 months.

Item 9.01	Financial Statements and Exhibits
Exhibit 99.1 Press Release, dated December 3, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: December 3, 2007	By:	/s/ Robert D. Davis
Robert D. Davis Senior Vice President - Finance, Chief Financial Officer and Treasurer

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EXHIBIT INDEX
Exhibit No. 99.1	Description Press release, dated December 3, 2007